UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Talis Biomedical Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TALIS BIOMEDICAL CORPORATION

1100 Island Drive

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS

To Be Held On June 9, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Talis Biomedical Corporation, a Delaware corporation (the “Company”). The meeting will be held on Friday, June 9, 2023 at 7:30 a.m. Pacific Time. This year’s Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/TLIS2023. We are holding the Annual Meeting for the following purposes:

1. To elect the Board of Directors’ three nominees for director named herein to hold office until the 2026 Annual Meeting of the Stockholders and until their respective successors are duly elected and qualify or until any such director’s earlier resignation or removal.

2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation on or before July 7, 2023, at the discretion of the Board of Directors, to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of between 1-for-10 to 1-for-15, with such ratio to be determined at the discretion of the Board of Directors.

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TLIS2023 and entering the 16-digit Control Number included in your Notice of Internet Availability, proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 7:15 a.m. Pacific Time, on Friday, June 9, 2023.

The record date for the Annual Meeting is April 17, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Gillian Green

Corporate Secretary

Redwood City, California

April 28, 2023

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to virtually attend the Annual Meeting and to vote your shares at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
Proposal 1 Election Of Directors	7
information regarding Our board of directors and corporate governance	10
Independence of The Board of Directors	10
Board Leadership Structure	10
Role of the Board in Risk Oversight	11
Meetings of The Board of Directors	11
Information Regarding Committees of the Board of Directors	11
Audit Committee	12
Compensation Committee	13
Nominating and Corporate Governance Committee	15
Science, Technology and Clinical Affairs Committee	17
Stockholder Communications With The Board Of Directors	17
Code of Business Conduct and Ethics	17
Hedging Policy	17
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE TALIS BIOMEDICAL CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT	19
Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm	27
Security Ownership of Certain Beneficial Owners and Management	28
Information About Our Executive Officers	30
Executive and director Compensation	31
Summary Compensation Table	31
Outstanding Equity Awards at Fiscal Year End	33
Potential Payments Upon Termination or Change in Control	34
Perquisites, Health, Welfare and Retirement Benefits	35
Equity Benefit Plans	35
Securities Authorized for Issuance Under Equity Compensation Plans	43
Director Compensation	44
Transactions With Related Persons and indemnification	46
Householding of Proxy Materials	49
Other Matters	50
Appendix A	51

TALIS BIOMEDICAL CORPORATION

1100 Island Drive

Redwood City, California

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF THE STOCKHOLDERS

To Be Held On June 9, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Talis Biomedical Corporation (sometimes referred to as “we,” “us,” “our,” the “Company,” “Talis,” or “Talis Biomedical”) is soliciting your proxy to vote at the 2023 Annual Meeting of the Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 6, 2023.

How do I attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting if you were a stockholder as of the close of business on April 17, 2023, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TLIS2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card, voting instruction form or in the instructions you received via email. We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on June 9, 2023. Participation in the Annual Meeting is limited due to the capacity of the host platform and access to the Annual Meeting will be accepted on a first come, first served basis.

If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your Control Number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/TLIS2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting. Beneficial stockholders who did not receive a Control Number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a stockholder to obtain a legal proxy either online or by mail.

Why are we holding a virtual Annual Meeting?

This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board of Directors or management. During the Annual Meeting, we may answer questions submitted during the Annual Meeting, to the extent relevant to the business of the Annual Meeting, as time permits.

Will a list of record stockholders as of the record date be available?

A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/TLIS2023. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 30, 2023 and until the Annual Meeting, stockholders should email IR@talisbio.com.

Where can we get technical assistance?

If you have difficulty accessing the Annual Meeting during the meeting time, please navigate to www.virtualshareholdermeeting.com/TLIS2023 where a phone number for IT support will be posted.

For the Annual Meeting, how do we ask questions of management and the Board of Directors?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business live during the Annual Meeting through www.virtualshareholdermeeting.com/TLIS2023.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 56,732,189 shares outstanding and entitled to vote consisting of 26,868,515 shares of common stock outstanding and entitled to vote and 29,863,674 of Series 1 Preferred Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2023, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote live online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. You may vote prior to the Annual Meeting by logging in with the Control Number on your Notice, proxy card, voting instruction form or in the instructions you received via email at www.ProxyVote.com.

You may access the meeting and vote at the Annual Meeting by logging in with your Control Number at www.virtualshareholdermeeting.com/TLIS2023.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: Election of the Board of Directors’ three nominees for director named herein to hold office until the 2026 Annual Meeting of the Stockholders.
•
Proposal 2: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation on or before July 7, 2023, at the discretion of the Board of Directors, to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of between 1-for-10 to 1-for-15, with such ratio to be determined at the discretion of the Board of Directors.
•
Proposal 3: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy.

•
To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/TLIS2023. You will need to enter the Control Number found on your Notice, proxy card, voting instruction form or in the instructions you received via email.
•
To vote prior to the Annual Meeting, you may vote via the internet at www.ProxyVote.com; by telephone; or by completing and returning the proxy card or voting instruction form, as described below.
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To vote using the proxy card, simply complete, sign and date the proxy card, that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice, proxy card, voting instruction form or in the instructions you received via email. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 8, 2023 to be counted.

•
To vote through the internet prior to the meeting, go to www.ProxyVote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice, proxy card, voting instruction form or in the instructions you received via email. Your internet vote must be received by 11:59 p.m., Eastern Time on June 8, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in such notice to ensure that your vote is counted. You may access and vote during the Annual Meeting by logging in with your Control Number on your voting instruction form at www.virtualshareholdermeeting.com/TLIS2023.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock and one vote for each share of Series 1 Preferred Stock you own as of the close of business on April 17, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by mail, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” each of Proposals 1, 2 and 3. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name, and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules that govern brokers, brokers, banks and other securities intermediaries that are subject to such rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters.” The ratification of the selection of a company’s independent registered public accounting firm is a matter that is typically considered routine under applicable rules meaning that if you do not return voting instructions to your broker, bank or other securities intermediary by its deadline, your shares may be voted by your broker, bank or other securities intermediary in its discretion only on Proposal 3. The election of directors and the approval of the amendment to the amended and restated certificate of incorporation are typically considered non-routine matters under applicable rules meaning that if you do not return voting instructions to your broker, bank or other securities intermediary by its deadline, your shares may not be voted by your broker on Proposals 1 and 2.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other securities intermediary by the deadline provided in the materials you receive from your broker, bank or other securities intermediary.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other securities intermediaries for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1100 Island Drive, Redwood City, California 94065.
•
You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other securities intermediary.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing no later than December 30, 2023, to our Corporate Secretary at 1100 Island Drive, Redwood City, California 94065. If you wish to nominate an individual for election at or bring business other than through a stockholder proposal before the 2024 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 9, 2024 and March 11, 2024. Your notice to our Corporate Secretary must set forth the information specified in our Amended and Restated Bylaws (“Bylaws”), including your name and address and the class, series and number of shares of our stock that you beneficially own. You are advised to review our Bylaws, which contain additional requirements related to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, no later than April 10, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposals 2 and 3, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2 and 3, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for any director. Broker non-votes on Proposal 2 will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under the rules applicable to brokers, the broker, bank or other securities intermediary cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered “non-routine” under such rules and we, therefore, expect broker non-votes to exist in connection with those proposals. However, because Proposal 3 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other securities intermediary by the deadline provided in the materials you receive from your broker, bank or other securities intermediary.

How many votes are needed to approve each proposal?

For Proposal 1, the election of the Board of Directors’ three nominees for director named herein to hold office until the 2026 Annual Meeting of the Stockholders, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, approval of an amendment to the amended and restated certificate of incorporation, must receive “For” votes from the holders of a majority of shares of voting capital stock issued and outstanding. Broker non-votes and proxies marked “Abstain” will have the same effect as an “Against” vote.

To be approved, Proposal 3, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the record date, there were an aggregate of 56,732,189 shares outstanding and entitled to vote, consisting of 26,868,515 of common stock outstanding and entitled to vote and 29,863,674 of Series 1 Preferred Stock outstanding and entitled to vote. Thus, the holders of an aggregate of 28,366,096 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other securities intermediary) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election Of Directors

Talis Biomedical’s Board of Directors is divided into three classes and each class has a three-year term. Class I, Class II and Class III directors will serve until our annual meeting of our stockholders in 2025, 2023 and 2024, respectively. Our Board of Directors presently has seven members and each class consists, as nearly as possible, of one-third of the total number of directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the directors then in office. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. As previously announced, on March 10, 2023, Felix Baker, one of our Class I directors with a term expiring at the 2025 annual meeting of our stockholders, tendered his resignation from our Board of Directors and any committee on which he serves, effective immediately. The Board of Directors re-appointed Raymond Cheong to the Board of Directors to fill this vacancy. Dr. Baker served as a director as a nominee of certain affiliates of Baker Bros. Advisors LP (“Baker Brothers”) pursuant to a nominating agreement between the Company and Baker Brothers and will continue to serve as a board observer of Baker Brothers. Dr. Cheong was appointed as a director as a nominee of Baker Brokers pursuant to that same nominating agreement. See “Transactions with Related Persons and Indemnification—Agreements with Baker Brothers—Nominating Agreement.”

There are three directors in Class II, whose term of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company does not have a formal policy but encourages directors and nominees for director to attend each annual meeting of the stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Director’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. To provide a mix of experience and perspective on the Board of Directors, the Nominating and Corporate Governance Committee also takes into account geographic, gender, age, racial and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board of Directors. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Kimberly J. Popovits, age 64

Kimberly J. Popovits has served on our Board of Directors since March 2020, and previously served as our Interim Chief Executive Officer from August 2021 to December 2021. Ms. Popovits served as President and Chief Executive Officer of Genomic Health, Inc., a life science company focused on the development and commercialization of genomic-based clinical diagnostic tests, from January 2009, and as Chair of the board of directors from March 2012, until its acquisition by Exact Sciences Corporation in November 2019. Prior to joining Genomic Health, Inc. in 2002, Ms. Popovits held several senior management roles at Genentech, Inc., a biotechnology company. Ms. Popovits served on the board of directors of MyoKardia, Inc., a public, clinical-stage biopharmaceutical company, from March 2017 until its acquisition in November 2020. Ms. Popovits has also served on the board of directors of 10x Genomics, Inc., a public biotechnology company, since March 2020 and currently serves on its compensation committee, and Kiniksa Pharmaceuticals, Ltd., a public biopharmaceutical company, since February 2018 and currently serves on its compensation committee. Ms. Popovits received a B.A. in Business from Michigan State University. Our Board of Directors believes Ms. Popovits’ significant leadership, operations and commercial experience qualify her to serve on our Board of Directors.

Randal Scott, Ph.D., age 65

Randal Scott, Ph.D. has served on our Board of Directors since February 2016. Dr. Scott is a co-founder and Chair of the board of directors of Genome Medical, Inc., a genomic medicine company founded in August 2016. Previously, Dr. Scott was a co-founder of Invitae Corporation, a publicly held genetic information company, where he served as Chair of the board of directors and Chief Executive Officer from August 2012 to January 2017 and Executive Chair from January 2017 to August 2019. Dr. Scott was re-appointed Chair of the board of directors in 2022. Prior to Invitae Corporation, Dr. Scott co-founded Genomic Health, Inc., a life science company focused on the development and commercialization of genomic-based clinical diagnostic tests, where he served as Chair of the board of directors and Chief Executive Officer from August 2000 to 2009 and Executive Chair from 2009 to August 2012. Dr. Scott has also served on the board of directors of BridgeBio Pharma, Inc., a publicly held genetic disease-focused company, since June 2020, and Freenome Holdings, Inc., a private health technology company, since December 2017; and as the executive co-chair of Genomic Life, Inc., a private health technology company, since January 2021. Dr. Scott received a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. Our Board of Directors believes Dr. Scott’s extensive experience building and leading successful biopharmaceutical companies qualify him to serve on our Board of Directors.

Robert Kelley, age 51

Robert Kelley has served as our Chief Executive Officer and a member of our Board of Directors since December 2021. Mr. Kelley previously served as our Chief Commercial Officer from September 2020 to December 2021. From October 2017 to August 2020, Mr. Kelley was Vice President, Sales and Commercial Development of Genalyte, Inc., a healthcare analytics and point-of-care diagnostics company. Prior to Genalyte, Inc., Mr. Kelley was Vice President, Marketing of Cardiff Oncology, Inc. (formerly Trovagene, Inc.), a publicly held liquid biopsy company, from March 2015 to May 2017. From December 2008 to March 2015, Mr. Kelley held various positions of increasing responsibility with Illumina Inc., a publicly held biotechnology company, including Global Sales Manager for clinical applications of NGS and Director, Market Development, New and Emerging Opportunities. Mr. Kelley received a B.S. in Biology from Duke University and an M.B.A. from the UCLA Anderson School of Management. Our Board of Directors believes Mr. Kelley’s experience as the Company’s Chief Executive Officer and his extensive commercial leadership experience in the biotechnology and diagnostics industry qualify him to serve on our Board of Directors.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2024 Annual Meeting

Rustem F. Ismagilov, Ph.D., age 49

Rustem F. Ismagilov, Ph.D. is one of our co-founders and has served on our board of directors since June 2013. Dr. Ismagilov is a Professor of Chemistry and Chemical Engineering and the Director of the Jacobs Institute for Molecular Engineering for Medicine at the California Institute of Technology, where he has been employed since July 2011. From July 2001 to June 2011, Dr. Ismagilov held various positions of increasing responsibility at the University of Chicago, including as a Professor in the Department of Chemistry. Dr.

Ismagilov received a B.S. from the Russian Academy of Sciences and a Ph.D. from the University of Wisconsin, Madison. Our Board of Directors believes Dr. Ismagilov’s experience as one of our co-founders, as well has his deep scientific expertise, qualify him to serve on our Board of Directors.

Directors Continuing in Office Until the 2025 Annual Meeting

Melissa Gilliam, M.D., M.P.H., age 57

Melissa Gilliam, M.D., M.P.H. has served on our Board of Directors since December 2020. Dr. Gilliam has served as the Executive Vice President and Provost of the Ohio State University since August 2021. Prior to that, Dr. Gilliam was the Ellen H. Block Distinguished Service Professor of Health Justice and Vice Provost at the University of Chicago, where she taught as a Professor of Obstetrics and Gynecology and Pediatrics since 2005. During her tenure at the University of Chicago, Dr. Gilliam also founded and served as a Director of the University of Chicago’s Center for Interdisciplinary Inquiry and Innovation in Sexual and Reproductive Health, which conducts research to improve the health, education and wellbeing of adolescents. Prior to joining the University of Chicago, Dr. Gilliam was an Assistant Professor of Obstetrics and Gynecology at the University of Illinois at Chicago, where she also served as Adjunct Faculty to the Division of Epidemiology and Biostatistics in the School of Public Health. Dr. Gilliam received a B.A. in English from Yale University, an M.A. in Philosophy and Politics from the University of Oxford, an M.D. from Harvard Medical School and an M.P.H. in Epidemiology and Biostatistics from the University of Illinois at Chicago. Our Board of Directors believes Dr. Gilliam’s medical leadership experience and expertise, including her deep expertise in issues of women’s health and sexually transmitted infections, qualify her to serve on our Board of Directors.

Matthew L. Posard, age 56

Matthew L. Posard has served on our Board of Directors since March 2016. Mr. Posard is a Founding Principal at Explore-DNA, Inc., a life sciences and diagnostics consulting firm, a position he has held since March 2016. Mr. Posard served as President and Chief Commercial Officer of GenePeeks, Inc., a genetic research company, from February 2017 to April 2018, and as Executive Vice President and Chief Commercial Officer of Cardiff Oncology, Inc. (formerly Trovagene, Inc.), a publicly held liquid biopsy company, from March 2015 to May 2016. Mr. Posard also held various executive roles at Illumina Inc., a publicly held biotechnology company, from February 2006 to February 2015, including most recently as Senior Vice President, General Manager of New and Emerging Markets. Mr. Posard has served on the board of directors of Halozyme Therapeutics, Inc., a public biotechnology company that develops novel oncology therapies, since March 2013 and currently serves as the Chair of its nominating and corporate governance committee, DermTech, Inc., a public genomics company in dermatology, since July 2016 and currently serves on its nominating and corporate governance committee, and Nautilus Biotechnology, Inc., a public development stage life sciences company, since January 2019 and currently serves on its audit committee and as Chair of its compensation committee. Mr. Posard has also served as the Executive Chair of Stemson Therapeutics, LLC, a pre-clinical stage cell therapy company, since March 2019. Mr. Posard received a B.A. in Management Science from the University of California, San Diego. Our Board of Directors believes Mr. Posard’s extensive experience as an executive and director of multiple biotechnology companies qualify him to serve on our Board of Directors.

Raymond Cheong, M.D., Ph.D., age 41

Raymond Cheong, M.D., Ph.D. has served on our Board of Directors since March 2023. Dr. Cheong is a Managing Director at Baker Bros. Advisors, LP. Prior to joining Baker Brothers, Dr. Cheong completed an M.D. and Ph.D. in Biomedical Engineering from Johns Hopkins University, where he was awarded the Michael A. Shanoff Award for best thesis research within the School of Medicine. Prior to attending Johns Hopkins University, he earned a B.S. in Chemical Engineering from the University of Maryland, College Park. Dr. Cheong serves on the board of directors of Istari Oncology, Inc. Our Board of Directors believes Dr. Cheong’s scientific and medical background and experience in the biotechnology industry qualify him to serve on our Board of Directors

Board Diversity

The Board Diversity Matrix below provides the diversity statistics for our Board of Directors and is reviewed annually by the Board of Directors.

Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

information regarding Our board of directors and corporate governance

Independence of The Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Director’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board of Directors has affirmatively determined that all of the directors that served as a director during any part of the year ended December 31, 2022 other than Mr. Kelley, Dr. Cheong, Dr. Ismagilov and Dr. Baker (former director) are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

Our Bylaws provide that our Board of Directors may be led by a Chairman of the Board or a Lead Independent Director who would have authority, among other things, to call and preside over meetings of the Board of Directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Dr. Felix Baker previously served as Chairman of the Board until he resigned from the Board of Directors in March 2023 and became the board observer of Baker Brothers (as further described in “Transactions with Related Persons and Indemnification—Agreements with Baker Brothers—Nominating Agreement”). Upon Mr. Baker's resignation from the Board of Directors, the Board of Directors has undertaken an assessment of its composition and governance structure. As part of this process, the Board of Directors is considering the election of one or more new members of the Board of Directors and whether to appoint a successor Chairman of the Board or a Lead Independent Director. Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board or Lead Independent Director. The Company believes that at this time the separation of these roles permits the Chairman of the Board or Lead Independent Director to focus on oversight of the Company’s long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day-to-day performance of the management team in executing the Company’s business plan. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report at least annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

One of the Board of Directors’ key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including the guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of information security and cyber risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, as well as overseeing our sustainability and environmental, social and governance activities. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Science, Technology and Clinical Affairs Committee assesses and monitors our research and development programs and strategy and technology initiatives, including the level of risk exposure they may present. In addition, the entire Board of Directors receives reports from time to time regarding various enterprise risks facing the Company, and the applicable committees of the Board of Directors receive related reports with respect to the committee’s respective areas of oversight. The Board of Directors has delegated to the Chairman the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of The Board of Directors

The Board of Directors met 9 times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

Our Board of Directors has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science, Technology and Clinical Affairs Committee. The following table provides membership on each committee as of April 17, 2023 and meeting information for fiscal 2022 for each of the committees of the Board of Directors:

Name	Audit(1)	Compensation(2)	Nominating and Corporate Governance(3)	Science, Technology and Clinical Affairs
Melissa Gilliam, M.D., M.P.H.		X	X	X**
Kimberly J. Popovits	X	X	X*
Matthew L. Posard	X	X*
Randal Scott, Ph.D.	X*		X
Raymond Cheong, M.D., Ph.D.				X
Rustem F. Ismagilov, Ph.D.				X**
Total meetings in fiscal 2022	4	7	4	5

* Committee Chairperson

** Committee Co-Chair

(1)
From March 2021 to immediately prior to the annual meeting on June 10, 2022, the Audit Committee members were Jeryl Hilleman, Mr. Posard and Dr. Scott. Immediately after the annual meeting on June 10, 2022 to the date of this proxy statement, the Audit Committee members are as set forth in the table above.
(2)
From December 2021 to the date of this proxy statement, the Compensation Committee members were as set forth in the table above.
(3)
From December 2021 to immediately prior to the annual meeting on June 10, 2022, Dr. Scott served as the Chairperson of the Nominating and Corporate Governance Committee. Immediately after the annual meeting on June 10, 2022 to the date of this proxy statement, the Nominating and Corporate Governance Chairperson is as set forth in the table above.

Below is a description of each committee of the Board of Directors.

Our Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes, the system of internal control over financial reporting and audits of its financial statements. For this purpose, the Audit Committee performs several functions including, among other things:

•
evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;
•
reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•
monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;
•
prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent registered public accounting firm;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;
•
reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;
•
reviewing, with our independent registered public accounting firm and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing on a periodic basis our investment policy;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee is currently composed of three directors: Dr. Scott (chair), Ms. Popovits and Mr. Posard. The Audit Committee met 4 times during the fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.talisbio.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has also determined that Dr. Scott qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Dr. Scott's level of knowledge and experience based on a number of factors, including his prior experience as a chief executive officer for public reporting companies and his business acumen.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Randal Scott, Ph.D., Chair
Kimberly J. Popovits

Matthew L. Posard

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Mr. Posard (Chair), Dr. Gilliam and Ms. Popovits. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met 7 times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.talisbio.com.

The functions of the Compensation Committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•
reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Financial Officer, the human resources and legal departments and Compensia, Inc. (“Compensia”), the Compensation Committee’s independent compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants it full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In 2021, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as compensation consultants. The Compensation Committee identified Compensia based on its general reputation in the industry. The Compensation Committee requested that Compensia:

•
evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•
assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•
develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate, including but not limited to, a subcommittee composed of one or more members of the Board of Directors or officers of the Company to grant stock awards under the Company’s equity incentive plans. In 2021, the Compensation Committee delegated authority to the Company’s Chief Executive Officer to grant, without further action required by the Board of Directors or the Compensation Committee, stock awards to employees who are not executive officers of the Company or members of the Board of Directors. The purpose of this delegation of authority is to support the Company’s recruiting and retention efforts by enhancing the flexibility of option administration within the Company and facilitating the timely grant of options to such employees within specified limits approved by the Compensation Committee. In particular, the maximum number of stock awards that the Chief Executive Officer may grant pursuant to such authority may not exceed stock awards to acquire more than an aggregate of 1,500,000 shares and each individual grant must fall within certain target grants by job level set by our Compensation Committee. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the Chief Executive Officer. During fiscal 2022, the Chief Executive Officer exercised his authority to grant stock awards to purchase an aggregate of 436,900 shares to non-officer employees.

For fiscal year 2022, the Compensation Committee worked with the Company’s outside consultants and management to make adjustments to annual compensation for executive officers, determine target bonus amounts for executive officers and equity grant guidelines for employee levels. The process of establishing corporate goals stretched over numerous meetings, were approved in the second quarter and were updated in the fourth quarter based on the Company's change in strategic direction. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of three directors: Ms. Popovits (Chair), Dr. Gilliam and Dr. Scott. On April 21, 2022, the Board of Directors appointed Ms. Popovits as the Chair of the Nominating and Corporate Governance Committee, effective as of immediately prior to the annual meeting on June 10, 2022. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met 4 times during the fiscal year. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and https://investors.talisbio.com.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•
determining the minimum qualifications for service on our Board of Directors;
•
evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board of Directors;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
considering and assessing the independence of members of our Board of Directors;

•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board of Director refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board of Directors, including, but not limited to, independence, age, diversity (including race, ethnicity, gender, age, education and cultural background), integrity and experience. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis and for which we utilize outside counsel. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In addition, pursuant to the Nominating Agreement with Baker Brothers (as further described in “Transactions with Related Persons and Indemnification—Agreements with Baker Brothers—Nominating Agreement”), we are obligated to support the nomination of certain individuals designated by Baker Brothers, subject to certain exceptions. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder, including Baker Brothers. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1100 Island Drive, Redwood City, California 94065, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of the stockholders. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Science, Technology and Clinical Affairs Committee

The Science, Technology and Clinical Affairs Committee was established by the Board of Directors to review and advise the Board of Directors on the Company’s research and development programs, its technology and relevant scientific advances. The Science, Technology and Clinical Affairs Committee is composed of three directors: Dr. Ismagilov (Co-Chair), Dr. Gilliam (Co-Chair) and Dr. Cheong. Dr. Cheong attended meetings as a board observer after resigning from the Board of Directors immediately prior to the annual meeting on June 10, 2022 and rejoined the Science, Technology and Clinical Affairs Committee as a Board member when he rejoined the Board of Directors on March 10, 2023. The Science, Technology and Clinical Affairs Committee met 5 times during the fiscal year. The Board of Directors has adopted a written Science, Technology and Clinical Affairs Committee charter that is available to stockholders on the Company’s website and https://investors.talisbio.com.

The functions of the Science, Technology and Clinical Affairs Committee include, among other things:

•
reviewing and assessing current and planned research and development programs and technology initiatives from a scientific perspective, and providing observation and strategic recommendations to the Board of Directors;
•
assessing the capabilities of the Company’s key scientific personnel, and the depth and breadth of its scientific resources, as well as provide guidance on recruitment and retention of scientific personnel;
•
periodically review, make recommendations to the Board of Directors and monitor significant emerging regulatory, research, scientific, and medical developments, processes, procedures, trends and competitive activity relevant to the Company’s research and development strategy and preclinical and clinical trial programs, including their potential impact on the Company’s programs, plans or policies; and
•
reviewing and assessing on an annual basis the performance of the Science, Technology and Clinical Affairs Committee and the Science, Technology and Clinical Affairs Committee charter.

Stockholder Communications With The Board Of Directors

The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to our Corporate Secretary at 1100 Island Drive, Redwood City, California 94065. These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Code of Business Conduct and Ethics

The Company has adopted the Talis Biomedical Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at https://investors.talisbio.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Hedging Policy

Our Insider Trading Policy prohibits our employees, including our executive officers, directors and consultants of the Company and members of their immediate family, persons which whom they share a household, persons who are their economic dependents and other individuals or entities whose transactions in securities such persons influence, direct or control from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, pledges, standing and limit orders or other inherently speculative transactions involving our equity securities.

* The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 2

Approval of an Amendment to the Talis Biomedical Corporation AMENDED AND RESTATED CERTIFICATE OF INCORPORATION to effect the reverse stock split

The Board of Directors is requesting stockholder approval of an amendment to the Talis Biomedical Corporation Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-15 (the “Reverse Stock Split”), subject to and as determined by the Board of Directors, by July 7, 2023. Our Board of Directors has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split and recommends that our stockholders approve the amendment. The new language shall be added to Article IV, Section A of our Certificate of Incorporation and contained in an amendment to effect the Reverse Stock Split attached to this proxy statement as Appendix A.

The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, it is possible that our common stock will be delisted from The Nasdaq Capital Market.

If our stockholders approve this proposal, then we will cause an amendment to the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split if and only if our Board subsequently determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 2, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board of Directors may effect and implement the Reverse Stock Split at any time prior to July 7, 2023.

Our Board of Directors also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, our Board of Directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board of Directors may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, rule changes and/or guidance from Nasdaq, business developments, and our actual and projected stock price performance. If the closing bid price of our common stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board of Directors may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation.

As of April 17, 2023, there were 26,868,515 shares of our common stock issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated by the table under the caption “Effects of the Reverse Stock Split – Effect on Shares of Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of our common stock or the relative voting power of such holders of our outstanding common stock. The relative number of authorized but unissued shares of our common stock will materially increase and will be available for issuance by the Company. The Reverse Stock Split, if effected, would affect all holders of our common stock uniformly.

No fractional shares of our common stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive one whole share of common stock in lieu of such fractional shares. Each holder of our common stock would hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split. The par value of our common stock would continue to be $0.0001 per share (see “Effects of the Reverse Stock Split – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “TLIS”. Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share.

On July 27, 2022, we received a written notice (“Notice”) from Nasdaq stating that we are not currently in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) because our common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days (“Minimum Bid Price Requirement”). The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 days, or until January 23, 2023, to regain compliance with the Minimum Bid Price Requirement by having the minimum bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days.

On January 24, 2023, we transferred the listing of our securities to The Nasdaq Capital Market and received a second notice from Nasdaq granting us an additional 180-day period, or until July 24, 2023, to regain compliance with the Minimum Bid Price Requirement. We have committed to effectuate a reverse stock split by the end of the second compliance period, if necessary, to regain compliance with the Minimum Bid Price Requirement.

As of April 17, 2023 and during each of the preceding nine trading days, the closing bid price for our common stock on The Nasdaq Capital Market was below $1.00 per share. We strongly encourage you to vote in favor of this Proposal 2 to increase the likelihood that compliance may be achieved prior to action being taken to delist us from The Nasdaq Capital Market in the event that the closing bid price for our common stock does not become compliant with the Minimum Bid Price Requirement prior to July 24, 2023.

We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock at or above $1.00 per share in order to attempt to avoid delisting by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our common stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to support the price of our common stock in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period. In addition, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on the Capital Market.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board of Directors took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board of Directors reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Criteria the Board May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider various factors, including:

•
the historical trading price and trading volume of our common stock;
•
the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•
the listing requirements, other rules and guidance from The Nasdaq Capital Market;
•
the number of shares of our common stock outstanding;
•
the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•
prevailing general market, legal and economic conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure that an implemented Reverse Stock Split will increase our stock price and for the required time period. We expect that, if implemented, the Reverse Stock Split will increase the market price of our common stock; however, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.

In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The Reverse Stock Split will not result in a decrease in our authorized shares. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares available for issuance in the discretion of the Board of Directors. The Board of Directors from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board of Directors authorizes the issuance of additional shares of common stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board of Directors, will be the date and time set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which will be no later than July 7, 2023.

If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board of Directors, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of our common stock as a result of the Reverse Stock Split shall be entitled to receive one whole share of common stock.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should the Board of Directors elect to implement it, each stockholder will own a reduced number of shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly, however, and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our common stock would not be affected by the Reverse Stock Split (other than as a result of the issuance of one whole share of common stock in lieu of fractional shares). For example, a holder of 3% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 3% (assuming there is no impact as a result of the issuance of one whole share of common stock in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split.

The principal effects of the Reverse Stock Split would be that:

•
each 10 to 15 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board of Directors), would be combined into one new share of our common stock;
•
no fractional shares of common stock would be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split would receive one whole share of common stock as explained above;
•
by reducing the number of shares of common stock outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board of Directors may use in connection with future financings or other issuances;
•
based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;
•
the number of shares of common stock into which shares of series 1 preferred stock may be converted will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board of Directors as provided in Article IV, Paragraph D.4.a. of our amended and restated certificate of incorporation;

•
the number of shares of common stock authorized under our 2021 Equity Incentive Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board of Directors; and
•
the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

We believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our common stock, the following table contains approximate information, based on share information as of April 17, 2023, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our common stock authorized, outstanding and authorized but not outstanding:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Not Outstanding
Pre-Reverse Stock Split	200,000,000	26,868,515	173,131,485
Post-Reverse Stock Split 10:1	200,000,000	2,686,852	197,313,148
Post-Reverse Stock Split 11:1	200,000,000	2,442,593	197,557,407
Post-Reverse Stock Split 12:1	200,000,000	2,239,043	197,760,957
Post-Reverse Stock Split 13:1	200,000,000	2,066,809	197,933,191
Post-Reverse Stock Split 14:1	200,000,000	1,919,180	198,080,820
Post-Reverse Stock Split 15:1	200,000,000	1,791,235	198,208,765

After the Effective Time of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new CUSIP number.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock. However, the number of shares of common stock into which shares of series 1 preferred stock may be converted will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board of Directors as provided in Article IV, Paragraph D.4.a. of our amended and restated certificate of incorporation.

Effect on Outstanding Equity Awards and Equity Plans

If the Reverse Stock Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to all then-outstanding equity awards with respect to the number of shares of common stock subject to such award and the exercise price thereof. In addition, the number of shares of common stock available for issuance under the Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board of Directors, such that fewer shares will be subject to the Plan.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our common stock would remain $0.0001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. A transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold.

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our common stock you hold. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

The Board of Directors reserves the right, notwithstanding stockholder approval of this Proposal 2 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board of Directors deems appropriate, including our then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, rule changes and/or guidance by Nasdaq, and the likely effect on the market price of our common stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before July 7, 2023, the Board of Directors will be deemed to have abandoned the Reverse Stock Split.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of voting capital stock is required for approval of this Proposal 2. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 2 unless otherwise specified.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•
a U.S. Holder will not recognize gain or loss on the Reverse Stock Split;
•
the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor; and
•
the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares. The tax treatment of the receipt of a full share of common stock in lieu of a fractional share is unclear. Stockholders should consult their own tax advisors to determine the consequences to them of receiving such a full share in lieu of a fractional share.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since January 2016. Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table presents fees for professional audit services by Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2022 and December 31, 2021 and fees billed for other services rendered by Ernst & Young LLP during these periods.

	Fiscal Year Ended
	2022	2021
	(in thousands)
Audit Fees(1)	$625	$1,036
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2	2
Total Fees	$627	$1,038

(1)
Audit fees of Ernst & Young LLP for the years ending December 31, 2022 and 2021 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and professional services rendered in connection with our registration statements.
(2)
All other fees of Ernst & Young LLP for the years ending December 31, 2022 and 2021 were for publication and online subscriptions of training materials offered by Ernst & Young LLP.

All fees described above were pre-approved by the Audit Committee or our Board of Directors.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, review, attest, tax or other non-audit services unless the service is either (i) explicitly approved by the Audit Committee (specific pre-approval) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy. With respect to each service proposed to be pre-approved, the independent registered public accounting firm must provide timely and sufficient detail to enable the Audit Committee’s assessment of the permissibility of the service to be provided, fee arrangements and the effect of the service on the independent registered public accounting firm’s independence.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 3

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock, as of March 31, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

The table is based upon information supplied by officers, directors and principal stockholders, and found in Schedules 13D and 13G filed with the SEC and other sources believed to be reliable by the Company. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,795,800 shares of common stock and 29,863,674 shares of Series 1 Preferred Stock outstanding on March 31, 2023, adjusted as required by rules promulgated by the SEC. The number of shares of common stock and Series 1 Preferred Stock used to calculate the percentage ownership of each listed beneficial owner includes the shares of common stock underlying options or convertible securities held by such beneficial owner that are exercisable or convertible within 60 days following March 31, 2023. Unless otherwise indicated, the address for each person or entity listed in the table is c/o Talis Biomedical Corporation, 1100 Island Drive, Redwood City, California 94065.

	Beneficial Ownership
	Common Stock		Series 1 Preferred Stock		Total Outstanding Capital Stock
Beneficial Owner	Number of Shares	Percent of Total	Number of Shares	Percent of Total	Percent of Total
5% or Greater Stockholders
Entities Affiliated with Baker Brothers Advisors, L.P.(1)	7,625,536	28%	29,863,674	100%	66%
Entities affiliate with Greenlight Capital(2)	5,655,610	21%	—	—	10%
Entities affiliated with ArrowMark Colorado Holdings, LLC(3)	478,862	2%	—	—	2%
Named Executive Officers and Directors
Robert Kelley(4)	417,383	2%	—	—	1%
J. Roger Moody, Jr(5)	384,094	1%	—	—	1%
Douglas Liu	4,000	*	—	—	—
Kimberly J. Popovits(6)	665,131	2%	—	—	1%
Felix Baker, Ph.D.(7)	7,712,619	29%	29,863,674	100%	53%
Raymond Cheong, M.D., Ph.D.	—	—	—	—	—
Melissa Gilliam, M.D., M.P.H.(8)	125,107	*	—	—	*
Jeryl L. Hillman	—	—	—	—	—
Rustem F. Ismagilov(9)	783,684	3%	—	—	1%
Matthew L. Posard(10)	268,322	1%	—	—	*
Randal Scott, Ph.D.(11)	1,928,387	7%	—	—	3%
All executive officers and directors as a group (11 persons)(12)	12,288,727	46%	29,863,674	100%	74%

* Less than one percent.

(1)
Consists of (i) 571,659 shares of common stock and 2,345,481 shares of Series 1 Preferred Stock held by 667, L.P. (“667”), (ii) 7,053,176 shares of common stock and 27,511,741 shares of Series 1 Preferred Stock held by Baker Brothers Life Sciences, L.P. (“Baker Bros Life Sciences” and, together with 667, the “Funds”), (iii) 590 shares of common stock and 5,420 shares of Series 1 Preferred Stock held by FBB Associates (“FBB”), and (iv) 111 shares of common stock and 1,032 shares of Series 1 Preferred Stock held by FBB3 LLC (“FBB3”). Baker Bros. Advisors LP (“Adviser”) is the management company and investment adviser to the

Funds and has sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC (“Adviser GP”) is the sole general partner of Adviser. Julian C. Baker and Felix J. Baker are managing members of Adviser GP. Adviser GP, Felix J. Baker, Julian C. Baker and Adviser may be deemed to be beneficial owners of the securities directly held by the Funds. Felix J. Baker and Julian C. Baker are the sole partners of FBB and as such may be deemed to be beneficial owners of the securities owned by FBB. Felix J. Baker and Julian C. Baker are the sole managers of FBB3 and by policy they do not transact in or vote the securities of the Company held by FBB3. The address for the above referenced entities and persons is 860 Washington Street, 3rd Floor, New York, NY 10014.
(2)
According to a Schedule 13G filed with the SEC on February 14, 2022 by Greenlight Capital, Inc. (“Greenlight Inc.”), DME Capital Management, LP (“DME CM”), DME Advisors, LP (“DME Advisors”), DME Advisors GP, LLC (“DME GP” and, together with Greenlight Inc., DME CM, DME Advisors and DME GP, “Greenlight”) and David Einhorn, (i) Greenlight Inc. has shared voting and dispositive power over 1,051,739 shares of common stock, (ii) DME CM has shared voting and dispositive power over 892,504 shares of common stock, (iii) DME Advisors has shared voting and dispositive power over 291,540 shares of common stock, (iv) DME GP has shared voting and dispositive power over 1,184,044 shares of common stock and (v) David Einhorn has shared voting and dispositive power over 2,235,783 shares of common stock. Greenlight holds the shares listed above for the accounting of private investments funds for which Greenlight acts as investment advisor (or general partner of the investment advisor) and with respect to which Mr. Einhorn may be deemed to have indirect investment and/or voting power as the principal of Greenlight and other affiliated entities. DME GP is the general partner of DME CM and DME Advisors. The address for the above listed entities and persons is 140 East 45th Street, 24th Floor, New York, New York 10017.
(3)
Consists of 478,862 shares of common stock held by various investment funds for which ArrowMark Colorado Holdings LLC (“ArrowMark”) serves as investment advisor. In such capacity, ArrowMark has sole voting and dispositive power over the shares held by such investment funds. Mr. Corkins is a managing member of ArrowMark and Mr. Yao is a portfolio manager of ArrowMark, and in such capacities may be deemed beneficial owners of the shares beneficially owned by ArrowMark. The address for the above listed entities and persons is c/o ArrowMark Partners, 100 Fillmore St, Suite 325, Denver, CO 80206.
(4)
Consists of (i) 5,708 shares of common stock held by Mr. Kelley and (ii) 411,675 shares of common stock issuable to Mr. Kelley pursuant to options exercisable within 60 days of March 31, 2023.
(5)
Consists of (i) 1,700 shares of common stock held by Mr. Moody, and (ii) 382,394 shares of common stock issuable to Mr. Moody pursuant to options exercisable within 60 days of March 31, 2023.
(6)
Consists of (i) 25,776 shares of common stock held by Ms. Popovits, (ii) 457,329 shares of common stock issuable to Ms. Popovits pursuant to options exercisable within 60 days of March 31, 2023 and (iii) 182,026 shares of common stock held by MSL FBO Kimberly J. Popovits Patrick J. Popovits TTEE U/AD 05-17-2020 FBO Popovits 2010 Trust (“Popovits Trust”). Ms. Popovits and her spouse are trustees of the Popovits Trust and share voting and dispositive power.
(7)
Consists of the shares described in footnote (1) above and (ii) 87,083 shares of common stock issuable to Dr. Baker pursuant to options exercisable within 60 days of March 31, 2023.
(8)
Consists of 125,107 shares of common stock issuable to Dr. Gilliam pursuant to options exercisable within 60 days of March 31, 2023.
(9)
Consists of (i) 119,440 shares of common stock held by Dr. Ismagilov and 518,022 shares of common stock issuable to Dr. Ismagilov pursuant to options exercisable within 60 days of March 31, 2023 and (ii) 146,222 shares of common stock held by Dr. Ismagilov’s spouse.
(10)
Consists of (i) 205,822 shares of common stock issuable to Mr. Posard pursuant to options exercisable within 60 days of March 31, 2023 and (ii) 62,500 shares of common stock held by Mr. Posard.
(11)
Consists of (i) 205,822 shares of common stock issuable to Dr. Scott pursuant to options exercisable within 60 days of March 31, 2023, (ii) 1,390,065 shares of common stock held by the Thinking Bench Capital, LLC (“Thinking Bench”), (iii) 312,500 shares of common stock held by the OG Family Trust, u/d/t May 30, 2014 (“OG Trust”) and (iv) 20,000 shares of common stock held by Dr. Scott in a self-directed individual retirement account. Dr. Scott and his spouse are trustees of the OG Trust and share voting and dispositive power over the shares held by the OG Trust. Dr. Scott is the manager and CEO of Thinking Bench and the OG Trust is the sole member of Thinking Bench, accordingly, Dr. Scott and his spouse share voting and dispositive power over the shares held by Thinking Bench.
(12)
Includes the shares described in Footnotes (4)-(11).

Information About Our Executive Officers

Executive Officers

The names, ages, and positions of all executive officers as of April 28, 2023 are listed below.

Name	Age	Position(s)
Robert Kelley	52	Chief Executive Officer and Director
J. Roger Moody, Jr.	56	Chief Financial Officer*
Rebecca Markovich	50	Interim Chief Financial Officer**

*Mr. Moody resigned as Chief Financial Officer effective as of the close of business on April 21, 2023.

**Ms. Markovich was appointed interim Chief Financial Officer effective upon the close of business on April 21, 2023.

The biography of Mr. Kelley is set forth in “Proposal 1: Election of Directors” above.

Rebecca Markovich has served as the interim Chief Financial Officer since April 2023. Prior to her appointment, Ms. Markovich served as the Company’s Vice President, Controller from May 2022 to April 2023 and as the Company’s Vice President, Accounting from January 2022 to May 2022. Prior to joining the Company, Ms. Markovich was the Chief Financial Officer, Vice President and Corporate Controller of ApiJect, a medical device company from 2021 to January 2022. From 2019 to 2021, Ms. Markovich was the Vice President, Global Controller at Vyaire, a global respiratory company. Prior to Vyaire, Ms. Markovich was the Vice President, Chief Accounting Officer and Controller for Cars.com, a digital marketplace for car shoppers and sellers. Ms. Markovich is a graduate of Indiana University where she obtained a B.S. degree in Accounting from the Kelley School of Business. She is also an Illinois Certified Public Accountant.

J. Roger Moody, Jr. served as our Chief Financial Officer from May 2020 through April 2023. From August 2017 to May 2020, Mr. Moody was Chief Financial Officer of Clinical Genomics, Inc., a colorectal cancer diagnostics company. From July 2015 to August 2017, Mr. Moody was Chief Executive Officer and a member of the board of directors of GlySure Limited, a medical device company, and from February 2015 to July 2015 he was Chief Operating Officer of GlySure Limited. Prior to GlySure Limited, Mr. Moody served as the Chief Financial Officer and Vice President of Finance & Administration of Nanosphere, Inc., a publicly held molecular diagnostics platform company, from May 2007 to February 2015. Mr. Moody received a B.S. in Finance from Syracuse University and an M.B.A. from the University of Chicago.

Executive and director Compensation

Summary Compensation Table

The following table shows, for the years ended December 31, 2022 and 2021, compensation awarded or paid to, or earned by, all individuals who served as the Company’s principal executive officer during the year ended December 31, 2022 and only other executive officer (other than the principal executive officer) who was serving as an executive officer at December 31, 2022 (the “named executive officers”).

Summary Compensation Table for Fiscal 2022

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Kelley Chief Executive Officer and Director(3)	2022	525,000	—	—	546,191	393,750	130,678(5)	1,595,619
	2021	321,894	—	—	1,778,459	57,822	12,697	2,170,872
J. Roger Moody, Jr. Chief Financial Officer	2022	393,600	—	—	377,433	196,800	14,332(6)	982,165
	2021	370,200	—	—	521,198	65,546	13,084	970,028
Douglas Liu Former Chief Operating Officer(4)	2022	109,375	—	—	63,781	—	214,810(7)	387,966
	2021	351,167	—	—	801,844	63,781	2,806	1,219,598

(1)
Amounts shown represent annual cash bonuses earned for the respective fiscal year. For more information, see below under “—Bonus Opportunity.”
(2)
This column reflects the aggregate grant date fair value of the stock option awards granted in the applicable year. These amounts have been computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are described in Note 8 to our audited financial statements beginning on page 108 of our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)
Mr. Kelley commenced employment as our Chief Commercial Officer in August 2020. On December 8, 2021, he was appointed as our Chief Executive Officer.
(4)
Effective April 15, 2022, Mr. Liu resigned as our Chief Operating Officer.
(5)
Amounts shown for fiscal year 2022 for Mr. Kelley represent (i) $116,650 in housing and car allowances; (ii) $12,200 for 401(k) matching contributions, (ii) $828 in life insurance premiums paid on behalf of Mr. Kelley, and (iii) $1,000 for cell and internet reimbursements.
(6)
Amounts shown for fiscal year 2022 for Mr. Moody represent (i) $11,772 for 401(k) matching contributions, (ii) $1,600 in life insurance premiums, and (iii) $960 for cell and internet reimbursements.
(7)
Amounts shown for fiscal year 2022 for Mr. Liu represent (i) $187,500 in cash severance, (ii) $22,094 in paid time off cashout, (iii) $4,170 in housing allowance, (iv) $726 in life insurance premiums paid on behalf of Mr. Liu, and (v) $320 for cell and internet reimbursements.

Narrative to the Summary Compensation Table

Annual Base Salary

The base salary of our named executive officers is generally determined and approved by our Board of Directors in connection with the commencement of employment of the named executive officer and may be adjusted from time to time thereafter as the Board of Directors determines appropriate, within the ranges recommended by Compensia, our independent compensation consultant. The 2022 annual base salaries for our named executive officers are set forth in the table below.

Name	2022 Base Salary ($)
Robert Kelley	525,000(1)
J. Roger Moody, Jr.	393,600(2)

(1)
Mr. Kelley’s annual base salary was increased from $300,000 to $315,000 effective as of April 1, 2021, and from $315,000 to $350,000 on October 1, 2021, in connection with his service as our Chief Commercial Officer. On December 8, 2021, his salary was increased from $350,000 to $525,000 in connection with his appointment as our Chief Executive Officer.
(2)
Mr. Moody’s annual base salary was increased from $360,000 to $374,400 effective as of April 1, 2021, and from $374,400 to $400,000 effective as of April 1, 2022.

Bonus Opportunity

In addition to base salaries, each of our named executive officers generally is eligible to receive annual cash bonuses, which are designed to provide appropriate incentives to our named executive officers to achieve defined annual corporate goals and to reward our named executive officers for their individual achievements. The annual bonus awarded to each named executive officer may be based in part on the extent to which we achieve corporate goals. At the end of the year, our Board of Directors reviews our performance against each corporate goal and considers the extent to which we achieved each of our corporate goals.

There is no minimum bonus percentage or amount established for our named executive officer and, as a result, the bonus amounts vary from year to year based on corporate and, when applicable, individual performance.

For 2021, each of our named executive officers was eligible for a target bonus equal to the following percentage of their respective base salaries: 75% for Mr. Kelley, 45% for Mr. Moody and 45% for Mr. Liu. In March 2023, the Compensation Committee of our Board of Directors determined achievement of the 2022 corporate goals and the Company paid bonus payments to executive officers at 100% of the individuals’ target bonus percentage. As a result, the Company paid annual performance bonuses for 2022 of $393,750 to Mr. Kelley and $196,800 to Mr. Moody.

In March 2022, the Compensation Committee of our Board of Directors determined that, given the challenges in the business and the ambiguity in the 2021 corporate goals, it would exercise its discretion and pay bonuses to executive officers at 40% of the individuals’ target bonus percentage. As a result, the Company paid annual performance bonuses for 2021 of $57,822 to Mr. Kelley, $65,546 to Mr. Moody and $63,781 to Mr. Liu.

Pursuant to the terms of his Separation Agreement (as defined below) with us, Mr. Liu was entitled to six months of his gross salary in the amount of $187,500. See “—Employment Agreements with our Named Executive Officers” below for more information on the Separation Agreement.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long-term. Generally, our Board of Directors, or Compensation Committee of our Board of Directors, approves equity grants. In 2021, the Compensation Committee delegated authority to the Company’s Chief Executive Officer to grant, without further action required by the Board of Directors or the Compensation Committee, stock awards to employees who are not executive officers of the Company or members of the Board of Directors. The purpose of this delegation of authority is to support the Company’s recruiting and retention efforts by enhancing the flexibility of option administration within the Company and facilitating the timely grant of options to such employees within specified limits approved by the Compensation Committee. In particular, the maximum number of stock awards that the Chief Executive Officer may grant pursuant to such authority may not exceed stock awards to acquire more than an aggregate of 1,500,000 shares and each individual grant must fall within certain target grants by job level set by our Compensation Committee.

Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our named executive officers generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize our named executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance.

Prior to the closing of our initial public offering in February 2021, we granted all equity awards pursuant to our 2013 Plan. Following our initial public offering, we have granted all equity awards pursuant to our 2021 Plan and the Talis Biomedical Corporation 2021 Inducement Plan (the “2021 Inducement Plan”). All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our options vest over a four-year period subject to the holder’s continuous service to us, as further described under “—Outstanding equity awards at fiscal year-end” below. For more information about our 2013 Plan, 2021 Plan and our 2021 Inducement Plan see below under “—Equity Benefit Plans.”

In June 1, 2022, we granted options to purchase 723,560 shares to Mr. Kelley and 500,000 shares to Mr. Moody, each with an exercise price per share of $1.03. 1/3 of awards vest as follows: 25% of the shares underlying this option shall vest on the first annual anniversary of the vesting commencement date of June 1, 2022 (VCD) and 1/48th of the shares underlying this option shall vest monthly thereafter over 36 months, 1/3 of the shares shall vest on the seventh anniversary of the VCD, subject to optionholder's continuous service as of such date, provided that such vesting shall be subject to acceleration based upon certain pre-determined commercial and regulatory milestones, and 1/3 of the shares shall vest on the seventh anniversary of the VCD, subject to optionholder's continuous service as of such date, provided that such vesting shall be subject to partial or full acceleration based on pre-determined closing prices of the Company's common stock sustained for a certain number of consecutive trading days. In addition, the options fully vest if upon or within 12 months following a change in control of the Company the named executive officer experiences an involuntary termination without cause (and not due to death or disability) or voluntarily resigns for certain good reasons.

Employment Agreements with our Named Executive Officers

Robert Kelley. In August 2020, we entered into an offer letter with Mr. Kelley in connection with his service as our Chief Commercial Officer that provided for, among other things, an initial annual base salary of $300,000, an annual target bonus equal to 30% of his annual base salary and a stock option to purchase 297,202 shares of our common stock (as reflected below under “—Outstanding Equity Awards at Fiscal Year End”). In connection with his appointment as our Chief Executive Officer, in December 2021, we entered into an offer letter with Mr. Kelley that provides for, among other things, an initial annual base salary of $525,000, an annual target bonus equal to 75% of his annual base salary beginning in 2022, continued eligibility for his 2021 annual target bonus pursuant to the terms of his Chief Commercial Officer offer letter and a stock option to purchase 450,000 shares of our common stock (as further described above under “—Equity Based Incentive Awards”). Mr. Kelley is also entitled to certain travel and housing reimbursements (plus tax gross ups) in connection with his weekly travel from his remote working location to one of our facilities, which began in fiscal 2022.

J. Roger Moody, Jr. In April 2020, we entered into an offer letter with Mr. Moody that provides for, among other things, an initial annual base salary of $360,000, an annual target bonus of 40% of his annual base salary, a stock option to purchase 302,797 shares of our common stock and an additional option to purchase 145,454 shares of our common stock (equal to 1.25% of the outstanding shares of common stock on an as converted basis of the Company) when we elected to take our Tranche 3 investments from our prior investment round, which condition was met and an option to purchase 147,100 shares of our common stock was granted in August 2020 (equal to 1.25% of the outstanding shares of common stock on an as converted basis of the Company on the grant date) (as reflected below under “—Outstanding Equity Awards at Fiscal Year End”).

Douglas Liu. In September 2020, we entered into an offer letter with Mr. Liu that provides for, among other things, an initial annual base salary of $325,000, an annual target bonus of 40% of his annual base salary and an option to purchase 314,685 shares of our common stock (as reflected below under “—Outstanding Equity Awards at Fiscal Year End”). In December 2021, we approved certain travel and housing reimbursements (plus tax gross ups) with respect to calendar year 2022 for Mr. Liu. In March 2022, we entered into a Separation Agreement and General Release with Mr. Liu (the “Liu Separation Agreement”), pursuant to which he received (i) a lump sum severance payment of $187,500 (equal to 6 months of his base salary) and (ii) and payment of COBRA premiums for 6 months.

Each of our named executive officer’s employment is (or was) “at will” and may be terminated by us at any time. For a discussion of the severance and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers please see “—Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at Fiscal year end

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

Outstanding Equity Awards At December 31, 2022

Option Awards(1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert Kelley	8/31/2020	173,367	123,835	—	6.25	9/3/2030
	9/28/2021	40,625	89,375	—	6.17	10/2/2031
	12/8/2021	112,500	337,500	—	4.28	12/8/2031
	6/1/2022(3)	—	723,560	—	1.03	5/31/2032
J. Roger Moody, Jr.	5/4/2020	195,556	107,241	—	1.51	5/5/2030
	8/4/2020	85,808	61,292	—	6.25	8/6/2030
	9/28/2021	40,625	89,375	—	6.17	10/2/2031
	6/1/2022(3)	—	500,000	—	1.03	5/31/2032

(1)
All of the options granted before February 2021 were granted pursuant to our 2013 Plan. Options granted thereafter were granted pursuant to our 2021 Plan. The terms of the 2013 Plan and the 2021 Plan are described below under “—Equity Benefit Plans.”
(2)
Each option, other than as noted in footnote (3) below, vests as follows: 25% of the shares subject to the option vest on the 12-month anniversary of the vesting commencement date, and the balance of the shares vest in 36 equal monthly installments over the next three years, subject to the named executive officer’s continued services to us, subject to full vesting acceleration, if a change in control occurs and the named executive officer’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary termination with good reason as of or within 12 months after such change in control, then the vesting and exercisability of the option will be accelerated in full.
(3)
The options vest as follows (i) 1/3 of awards vest as follows: 25% of the shares underlying this option shall vest on the first annual anniversary of the vesting commencement date of June 1, 2022 (VCD) and 1/48th of the shares underlying this option shall vest monthly thereafter over 36 months. (ii) 1/3 of the shares shall vest on the seventh anniversary of the VCD, subject to optionholder's continuous service as of such date, provided that such vesting shall be subject to acceleration based upon certain pre-determined commercial and regulatory milestones, (iii) 1/3 of the shares shall vest on the seventh anniversary of the VCD, subject to optionholder's continuous service as of such date, provided that such vesting shall be subject to partial or full acceleration based on pre-determined closing prices of the Company's common stock sustained for a certain number of consecutive trading days.

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which service terminates, certain of our named executive officers is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable.

Each of our named executive officers is eligible to receive benefits under the terms of our Severance and Change in Control Plan adopted by the Board of Directors in February 2021 (“Severance Plan”). The Severance Plan provides for severance and/or change in control benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the Company.

Upon a change in control termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his base salary (18 months for Mr. Kelley and 12 months for Mr. Moody), a lump sum payment equal to 150% (for Mr. Kelley) or 100% (for Mr. Moody) of his or her annual target cash bonus, payment of COBRA premiums for a period of time (up to 18 months for Mr. Kelley and 12 months for Mr. Moody) and accelerated vesting of outstanding time-vesting equity awards.

To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at target, unless otherwise provided in individual award documents).

Upon a regular termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his base salary (12 months for Mr. Kelley and 6 months for Mr. Moody) and payment of COBRA premiums for a period of time (up to 12 months for Mr. Kelley and 6 months for Mr. Moody). In addition, Mr. Moody is entitled to a lump sum payment equal to 100% of his annual target cash bonus.

For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination other than for cause (and not as a result of death or disability) or a resignation for good reason (as such terms are defined in the Severance Plan) that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period. Mr. Moody’s resignation effective April 21, 2023 was neither a regular termination or a change in control termination. Accordingly, Mr. Moody did not receive any severance benefits upon his resignation as chief financial officer.

Each of our named executive officers holds options that were granted subject to the terms of our 2013 Plan. A description of the termination and change in control provisions in our 2013 Plan and applicable to the options granted to our named executive officers is provided under “—Equity Benefit Plans” and, with respect to our named executive officers, “—Outstanding Equity Awards at Fiscal Year-End.”

Perquisites, health, welfare and retirement benefits

Each of our named executive officers is eligible to participate in our employee benefit plans, including our medical, dental, vision, life, long term disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) plan.”

401(k) plan

We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our named executive officers are each eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $20,500 for calendar year 2022. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2022 may be up to an additional $6,500 above the statutory limit. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

We provide an automatic matching contribution as follows: 100% with respect to the first 3% of an employee’s contributions, and 50% for the next 2% of the employee’s contributions, up to a maximum company match of 4% of the employee’s contributions. We may also elect to provide for discretionary profit sharing contributions, but we did not provide any such contributions in 2022. The 401(k) plan currently does not offer the ability to invest in our securities.

Perquisites

We do not provide perquisites or personal benefits to our executive officers that we do not generally provide to our other employees (such as limited reimbursement of cell and internet expenses), except in limited circumstances. For example, in December 2021, we approved the reimbursement of certain travel and housing expenses, including tax gross ups, that may be incurred for business-related travel by Mr. Kelley and Mr. Liu that are not generally available to our other employees. However, in 2021, all business-related travel expenses incurred by Mr. Kelley and Mr. Liu were reimbursed pursuant to our reimbursement policy generally available to all employees. In 2022, the Compensation Committee approved for Mr. Kelley a monthly car allowance for reimbursement and waived the requirement that Mr. Kelley provide monthly receipts for his car and previously approved housing allowance.

Equity Benefit Plans

2021 Plan

Our Board of Directors adopted our 2021 Plan, and our stockholders approved our 2021 Plan, in February 2021. Our 2021 Plan is a successor to and continuation of our 2013 Equity Incentive Plan (the “2013 Plan”). Our 2021 Plan became effective on the date of the underwriting agreement related to our initial public offering, which occurred on February 11, 2021. No further grants have been, or will be, made under the 2013 Plan following the effectiveness of the 2021 Plan.

Awards. Our 2021 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized shares. Initially, the maximum number of shares of our common stock issuable under our 2021 Plan was 12,840,904 shares of our common stock, which is the sum of (1) 3,200,000 new shares, plus (2) 7,673,915 shares that remained available for the issuance of awards under our 2013 Plan as of immediately prior to the time our 2021 Plan became effective, plus (3) up to 5,166,989 shares subject to outstanding stock options or other stock awards granted under our 2013 Plan that, on or after the 2021 Plan became effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time.

In addition, the number of shares of our common stock reserved for issuance under our 2021 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2023 through (and including) January 1, 2031, in an amount equal to (i) 4% of the total number of shares of our common and preferred stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares determined by our Board of Directors prior to the applicable January 1. On January 1, 2022, the common stock reserved for issuance under our 2021 Plan automatically increased in an amount equal to the 4% of our total number of common shares outstanding on December 31, 2021.

The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2021 Plan is 39,000,000 shares.

Shares subject to stock awards granted under our 2021 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our 2021 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of a failure to meet a contingency or condition required for the vesting of such shares, (2) to satisfy the exercise, strike or purchase price of an award or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2021 Plan.

The maximum number of shares of common stock subject to stock awards granted under the 2021 Plan or otherwise during any period commencing on the date of the company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the company’s annual meeting of stockholders for the next subsequent year to any non-employee director, taken together with any cash fees paid by us to such non-employee director during such period for service on the Board of Directors, will not exceed $750,000 in total value, or with respect to the period in which a non-employee director is first appointed or elected to our Board of Directors, $1,000,000 in total value, in each case calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes.

Plan administration. Our Board of Directors, or a duly authorized committee of our Board of Directors, will administer our 2021 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2021 Plan, the plan administrator has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

The plan administrator has the power to modify outstanding awards under our 2021 Plan. Subject to the terms of our 2021 Plan, the plan administrator has the authority to reprice any outstanding stock award, cancel and re-grant any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially impaired participant.

Stock options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the recipient approved by the plan administrator, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted stock unit awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient approved by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted stock awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock appreciation rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment as determined by the Board of Directors and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance awards. The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board of Directors at the time the performance award is granted, the Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other stock awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to capital structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate transactions. The following applies to stock awards under the 2021 Plan in the event of a corporate transaction, unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

Under the 2021 Plan, a corporate transaction is generally defined as the consummation of: (i) a sale of all or substantially all of our assets, (ii) the sale or disposition of at least 50% of our outstanding securities, (iii) a merger or consolidation where we do not survive the transaction, or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in control. Awards granted under the 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2021 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Under the 2021 Plan, a change in control is generally defined as: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (iv) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date the 2021 Plan was adopted by the Board of Directors, or the incumbent Board of Directors, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board of Directors still in office.

Plan amendment or termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2021 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts our 2021 Plan. No stock awards may be granted under our 2021 Plan while it is suspended or after it is terminated.

2021 Inducement Plan

On November 11, 2021, our Board of Directors adopted the 2021 Inducement Plan. The 2021 Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by our Board of Directors. Our Board of Directors reserved 3,000,000 shares of common stock for issuance under the 2021 Inducement Plan. The only persons eligible to receive grants of Inducement Awards (as defined below) under the 2021 Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4) or 5635(c)(3), as applicable. Individuals who previously served as an employee or director of the Company will not be eligible to receive Inducement Awards under the 2021 Inducement Plan, other than following a bona fide period of non-employment. Inducement Awards may only be granted by: (i) the Compensation Committee, provided such committee is comprised solely of “independent directors” (as defined by Nasdaq Market Place Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors”. An “Inducement Award” means any right to receive common stock, cash or other property granted under the 2021 Inducement Plan (including nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, or other stock-based awards). Our Board of Directors also adopted a (i) form of stock option grant notice, option agreement, and notice of exercise (the “Inducement Option Grant Package”) and (ii) form of restricted stock unit award grant notice and award agreement (the “Inducement RSU Grant Package”) for use under the 2021 Inducement Plan.

2013 Plan

Our Board of Directors and stockholders adopted our 2013 Plan in June 2013. The 2013 Plan was most recently amended by our Board of Directors and stockholders in October 2020. No further grants have been, or will be, made under the 2013 Plan following the effectiveness of the 2021 Plan.

Authorized shares. As of December 31, 2022, there were outstanding stock options covering a total of 2,724,751 shares of our common stock that were granted under our 2013 Plan and there were 870,784 shares of common stock that were issued and outstanding pursuant to stock options that had been exercised. Any shares of common stock remaining available for issuance under the 2013 Plan upon the 2021 Plan’s effectiveness became available for issuance under the 2021 Plan. In addition, shares subject to outstanding stock options or other stock awards granted under our 2013 Plan that, on or after the date that the 2021 Plan became effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, will become issuable under our 2021 Plan.

Stock awards. Our 2013 Plan provides for the grant of ISOs within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates. The maximum number of shares of our common stock issuable pursuant to the exercise of ISOs under our 2013 Plan is 2,724,751 shares.

Plan administration. Our Board of Directors, or a duly authorized committee of our Board of Directors to which the Board of Directors delegates its administrative authority, administers our 2013 Plan and is referred to as the “plan administrator” herein. Under our 2013 Plan, the plan administrator has the authority to, among other things, determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award, to construe and interpret the 2013 Plan and awards granted thereunder (and to establish, amend and revoke any rules and regulations for the administration of the 2013 Plan and any such awards), or to accelerate the vesting of awards.

Under the 2013 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefor of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value for certain major stockholders). Options granted under the 2013 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2013 Plan, up to a maximum of 10 years (or five years, for certain major stockholders). If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order payable to us, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) a deferred payment arrangement (to the extent permitted by applicable law), or (6) other legal consideration approved by the plan administrator and specified in the stock award agreement.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Changes to capital structure. In the event of a capitalization adjustment, the plan administrator will make appropriate and proportionate adjustments to (1) the class and maximum number of shares reserved for issuance under the 2013 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs, and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate transactions. Our 2013 Plan provides that in the event of a corporate transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash consideration, if any, as our Board of Directors, in its sole discretion, may consider appropriate; and
•
make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Under the 2013 Plan, a corporate transaction is generally defined as the consummation of: (i) a sale or other disposition of all or substantially all of our assets, (ii) the sale or disposition of at least 50% of our outstanding securities, (iii) a merger or consolidation where we do not survive the transaction, or (iv) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.

Under the 2013 Plan, a change in control is generally defined as: (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; or (iii) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction.

Plan amendment or termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2013 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No stock awards may be granted under our 2013 Plan while it is suspended or after it is terminated. No further grants will be made under the 2013 Plan.

2021 ESPP

Our Board of Directors adopted our 2021 ESPP, and our stockholders approved our 2021 ESPP, in February 2021. The 2021 ESPP became effective immediately prior to, and contingent upon, the execution of the underwriting agreement related to our initial public offering, which occurred on February 11, 2021. The purpose of the 2021 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The 2021 ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. Due to several factors, including low participation and the high administrative costs, the Compensation Committee voted in November 2022 to suspend the 2021 ESPP, with such suspension going into effect for the next cycle commencing in March 2023.

Share reserve. The 2021 ESPP authorizes the issuance of 550,000 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance automatically increases on January 1 of each calendar year, beginning on January 1, 2022, through (and including) January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common and preferred stock outstanding on December 31st of the preceding year and (ii) 1,550,000 shares of common stock; provided that before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii).

Administration. Our Board of Directors administers the 2021 ESPP and may delegate its authority to administer the 2021 ESPP to our Compensation Committee. The 2021 ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the 2021 ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the 2021 ESPP may be terminated under certain circumstances. In February 2022, our Board of Directors adopted an offering document that governs offerings under the 2021 ESPP (the “Offering Document”) pursuant to which offerings will generally be for consecutive, non-overlapping periods of six months, commencing on March 10 and September 10 each year.

Payroll deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the 2021 ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the 2021 ESPP) for the purchase of our common stock under the 2021 ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for the accounts of employees participating in the 2021 ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the 2021 ESPP, as determined by our Board of Directors, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year, or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the 2021 ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding. In addition, no employee will be eligible for the grant of any purchase rights under the 2021 ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code. Finally, pursuant to the Offering Document, in no event may an employee purchase more than 4,750 shares of our common stock during any six month offering.

Changes to capital structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the Board of Directors will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the 2021

ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights, and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the 2021 ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.

Under the 2021 ESPP, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

2021 ESPP amendment or termination. Our Board of Directors has the authority to amend or terminate our 2021 ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our 2021 ESPP as required by applicable law or listing requirements.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	8,728,990(1)	$3.52	5,770,585(2)
Equity compensation plans not approved by stockholders	—	$—	3,000,000(3)

(1)
All awards were granted under our 2013 Plan, our 2021 Plan and our 2021 ESPP.
(2)
The weighted average exercise price does not take into account the shares subject to outstanding RSUs, if any, which have no exercise price. Includes our 2021 Plan and our 2021 ESPP. The number of shares of common stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, continuing through and including January 31, 2031, by 4% of the total number of shares of our common stock and preferred stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 2,266,379 shares of common stock that are eligible for issuance under the 2021 Plan on January 1, 2023, which is not reflected in the table above. The number of shares of common stock reserved for issuance under our 2021 ESPP automatically increases on January 1 of each year, continuing through and including January 31, 2031, by the lesser of (i) 1% of the total number of shares of common stock and preferred stock outstanding on December 31 of the preceding calendar year and (ii) 1,550,000 shares of common stock. Pursuant to this provision, we added 556,595 shares of common stock that are eligible for issuance under the 2021 ESPP on January 1, 2023, which is not reflected in the table above. The total number of shares of common stock available for issuance under the 2021 ESPP is 602,350 which does not reflect the reserve increase. Effective as of February 11, 2021, no additional awards will be granted under the 2013 Plan, and all awards granted under the 2013 Plan that are repurchased, forfeited, expire, are cancelled or otherwise not issued will become available for grant under the 2021 Plan in accordance with its terms.
(3)
Consists of securities available for issuance under the Talis Biomedical Corporation 2021 Inducement Plan (the “2021 Inducement Plan”). See “—2021 Inducement Plan” above for a narrative description of the plan.

Director Compensation

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Felix Baker, Ph.D.	80,000	69,050	—	149,050
Raymond Cheong, M.D., Ph.D.	20,027	—	—	20,027
Melissa Gilliam, M.D., M.P.H.	62,000	69,050	—	131,050
Rustem F. Ismagilov, Ph.D.	28,709	69,050	46,648(3)	144,407
Matthew L. Posard	64,000	69,050	—	133,050
Randal Scott, Ph.D.	62,775	69,050	—	131,825
Jeryl Hilleman(4)	26,703	—	—	26,703
Kimberly J. Popovits	60,324	69,050	—	129,374

(1)
As of December 31, 2022, the aggregate number of shares underlying outstanding options to purchase our common stock held by our non-employee directors were: Dr. Baker, 95,000; Dr. Cheong, —; Dr. Ismagilov, 606,301; Dr. Gilliam, 157,937; Mr. Posard, 238,779 ; Dr. Scott, 238,779; Ms. Hilleman, —; and Ms. Popovits, 495,721.
(2)
In accordance with SEC rules, this amount reflects the aggregate grant date fair value of stock option awards granted during 2022. These amounts have been computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 8 to our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. This amount does not reflect the actual economic value that will be realized upon the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)
Represents consulting fees paid pursuant to the consulting agreement with Dr. Ismagilov, as described under “Transactions with Related Persons and Indemnification—Consulting Agreement.
(4)
On April 20, 2022, Ms. Hilleman tendered her resignation from our Board of Directors and any committee on which she serves, effective immediately prior to the 2022 Annual Meeting.

Narrative To Director Compensation Table

In January 2019, we entered into a consulting agreement with Dr. Ismagilov, pursuant to which he was paid consulting fees of $75,000 in 2021, which was amended in December 2020 to extend the term through December 31, 2022. The parties agreed to terminate the original consulting agreement in June 2022 and subsequently, in July 2022, we entered into a new consulting agreement with Dr. Ismagilov effective through December 31, 2022, which capped his consulting fees at $40,000. In January 2023, we entered into a new consulting agreement effective through June 30, 2023, which capped his consulting fees at $20,000. For more information on the consulting agreement see “Transactions with Related Persons and Indemnification—Consulting Agreements.”

In March 2021, our Board of Directors granted Ms. Hilleman an option to purchase 35,112 shares of our common stock at an exercise price of $17.60 per share and fair value of $9.44 per share. The option vests in 36 equal monthly installments from March 16, 2021, subject to Ms. Hilleman’s continued services to us. The option also provides for full vesting on an accelerated basis if a change in control occurs and Ms. Hilleman remains in service immediately prior to the change in control. All vested options were forfeited during fiscal year 2022.

Outstanding equity awards held by our non-employee directors are subject to the terms of our 2013 Plan and 2021 Plan, as described above under “—Equity Benefit Plans.”

Non-employee director compensation policy

Our Board of Directors adopted a non-employee director compensation policy in February 2021, effective upon the date of our initial public offering, which we amended in December 2021 to add the annual cash retainers for the chair and non-chair members of our Science, Technology and Clinical Affairs Committee, that is applicable to all of our non-employee directors. We further amended the the compensation policy in May 2022 to update the option grant amounts. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors. Cash retainers are paid in equal quarterly installments, in arrears on the last day of each fiscal quarter in which service occurs, and are prorated based on days served in the applicable fiscal year:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $40,000 for service as non-employee Chair of the Board of Directors;
•
an additional annual cash retainer of $22,500 for service as lead independent director;
•
an additional annual cash retainer of $10,000, $7,000, $5,000 and $5,000 for service as a (non-Chair) member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science, Technology and Clinical Affairs Committee, respectively;
•
an additional annual cash retainer of $20,000, $14,000, $10,000 and $10,000 for service as the Chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science, Technology and Clinical Affairs Committee, respectively (in lieu of the above);
•
an initial option grant to purchase the number of shares of our common stock that is equal to the lesser of (x) 190,000 or (y) the number of shares of common stock with an aggregate Black-Scholes option value of $340,000, vesting in 36 equal monthly installments following the date of grant; and
•
an annual option grant to purchase the number of shares of our common stock that is equal to the lesser of (x) 95,000 or (y) the number of shares of common stock with an aggregate Black-Scholes option value of $190,000, vesting in 12 equal monthly installments following the date of grant (provided that in any event such option will be fully vested on the date of the next-following annual stockholder meeting). With respect to an eligible non-employee director who is first elected or appointed to the Board of Directors on a date other than the date of our annual stockholder meeting, upon our first annual stockholder meeting following such non-employee director’s first joining the Board of Directors, such director’s first annual option grant will be prorated.

Each of the option grants described above will be granted under our 2021 Plan, the terms of which are described in more detail above under “—Equity Benefit Plans—2021 Plan.” Each such option grant will vest and become exercisable subject to the director’s continuous service with us, provided that each option will vest in full upon a change in control of the company. The exercise price per share of each option will be 100% of the Fair Market Value (as defined in our 2021 Plan) of the underlying common stock on the date of grant. The term of each option will be 10 years, subject to earlier termination as provided in the 2021 Plan (provided that upon a termination of service other than by death or for cause, the post-termination exercise period will be 12 months from the date of termination).

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

Transactions With Related Persons and indemnification

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 or, if less, 1% of the average of our total assets as of December 31, 2021 and 2022, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation” above.

Investor Agreements

Stockholder Registration Rights

Pursuant to the amended and restated investor rights agreement, holders of shares of our common stock, including certain holders of five percent of our capital stock and entities affiliated with certain of our directors, are entitled to certain registration rights with respect to their registrable securities. The registration of shares of our common stock pursuant to the exercise of such registration rights would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We are required to pay the registration expenses, other than underwriting discounts and selling commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the Company, based on consultation with the underwriter, if any, may, subject to specified conditions, limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will terminate upon the earlier of (i) a deemed “Liquidation Event” (as defined in our amended and restated certificate of incorporation) and (ii) with respect to any particular holder, at such time that such holder can sell its registrable securities under Rule 144 of the Securities Act without restrictions on volume of shares sold and frequency of sales or compliance with Rule 144(c)(1) of the Securities Act during any 90 day period.

Demand Registration Rights

Following October 30, 2022, holders of at least 75% of the registrable securities then outstanding may make a written request that we register all or a portion of their registrable securities, subject to certain specified exceptions. Such request for registration must cover a majority of the registrable securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10 million). We are not obligated to effect more than one demand registration.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to specified conditions and limitations.

Form S-3 Registration Rights

The holders of at least 30% of the registrable securities then outstanding can make a written request that we register all or a portion of their registrable securities on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. Such registration on Form S-3 must cover securities with an aggregate offering price to the public of at least $5 million. We are not obligated to effect more than two registrations on Form S-3.

Consulting Arrangements

In January 2019, we entered into a consulting agreement, as amended in December 2020, with Rustem F. Ismagilov, one of our co-founders and a member of our Board of Directors, pursuant to which Dr. Ismagilov provides general scientific, and strategic consulting regarding our development and commercialization efforts. Pursuant to his amended consulting agreement, Dr. Ismagilov received a consulting fee of $75,000 per year for services rendered, as requested from time to time. Further, pursuant to his amended consulting agreement, Dr. Ismagilov, during a partial sabbatical from Caltech from August 2020 through December 2020, devoted three days per week to support our efforts to complete development of our Talis One system and is entitled to an option to purchase shares of our common stock with a value of $300,000, which option was granted in September 2020. By its terms, unless terminated earlier, the amended consulting agreement expired as of December 31, 2022, however, the parties agreed to terminate this consulting agreement in June 2022. We entered into a new consulting agreement, effective July 2022 through December 31, 2022, which capped Dr. Ismagilov's consulting fees at $40,000. In January 2023, we entered into a new consulting agreement with Dr. Ismagilov through June 30, 2023, which capped his consulting fees at $20,000.

Transactions with Members of our Board of Directors

In 2022 and 2021, we granted equity awards and paid compensation to members of our Board of Directors as further described in “Executive and Director Compensation—Director Compensation.”

Agreements with Baker Brothers

Nominating Agreement

On November 1, 2019, we entered into a nominating agreement (the “Nominating Agreement”), with Baker Brothers Life Sciences, L.P. and 667, L.P. (together, “Baker Brothers”). Pursuant to the Nominating Agreement, during the period beginning at the closing our initial public offering until such time as Baker Brothers no longer beneficially owns at least 5,317,097 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of our common stock (the “Initial Period”), we will have the obligation to support the nomination of, and to cause our Board of Directors to include in the slate of nominees recommended to our stockholders for election, two individuals designated by Baker Brothers (each, a “Baker Designee”) and during the period beginning at the closing of our initial public offering until such time as Baker Brothers no longer beneficially owns at least 1,993,911 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of our common stock (together with the Initial Period, the “Nominating Period”), we will have the obligation to support the nomination of, and to cause our Board of Directors to include in the slate of nominees recommended to our stockholders for election one Baker Designee, unless a majority of our disinterested directors reasonably and in good faith determines that such Baker Designee would not be qualified to serve as our director under law, rules of the stock exchange on which our shares are listed, our Bylaws, or any of our company policies. In such case, we would notify Baker Brothers sufficiently in advance of the date on which the proxy materials related to such Baker Designee are to be mailed to enable Baker Brothers to propose a replacement Baker Designee. If a Baker Designee resigns his or her seat on our Board of Directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Baker Designee as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations.

Furthermore, during the Nominating Period, we will have the obligation to invite one Board of Directors observer designee of Baker Brothers, to attend all meetings of our Board of Directors and all meetings of the committees of our Board of Directors as a nonvoting observer. The Nominating Agreement automatically terminates upon the earlier of (i) such time as Baker Brothers, together with its affiliates, no longer beneficially owns at least 1,329,274 shares (subject to adjustment for stock splits, combinations, recapitalizations and similar transactions) of our common stock, (ii) the consummation of an “Acquisition” as defined in our fourth amended and restated certificate of incorporation (as in effect on the date of the Nominating Agreement) and (iii) mutual consent of the parties.

Baker Bros Registration Rights Agreement

On March 26, 2021, we entered into a registration rights agreement (the “Baker Bros Registration Rights Agreement”) with Baker Brothers (each, an “Investor”), pursuant to which each Investor is entitled to certain resale registration rights with respect to certain registrable securities held by such Investor. Following a request by any Investor made after February 1, 2022, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the registrable securities held by Baker Brothers, subject to certain specified exceptions. On May 10, 2022, we filed a registration rights statement on Form S-3 with the SEC to register the registrable securities pursuant to the Baker Bros Registration Rights Agreement, which registration statement was declared effective on May 24, 2022. Baker Brothers also has the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and no more than two underwritten offerings or block trades in any twelve-month period, to effect the sale or distribution of their registrable securities, subject to specified exceptions, conditions and limitations. We are required to pay the registration expenses, other than underwriting discounts and selling commissions, incurred in connection with the registrations described above. The Baker Bros Registration Rights Agreement also includes customary indemnification obligations in connection with registrations described above. The agreement will automatically terminate once all registrable securities cease to be registrable securities pursuant to the terms of the agreement.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the extent not prohibited by the Delaware General Corporation Law or other applicable law, subject to certain exceptions. Our amended and restated certificate of incorporation and Bylaws also provide us with discretion to indemnify our employees and other agents to the fullest extent permitted by applicable law.

We have also entered, and intend to continue to enter, into separate indemnification agreements with each of our directors, officers and certain employees and other agents. The indemnification agreements provide, among other things, that we will indemnify such director, officer, employee or other agent, under the circumstances and to the extent provided for in the agreement, against any and all expenses and liabilities incurred by such director, officer, employee or other agent in any actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer, employee or other agent of the Company, and otherwise to the fullest extent permitted by law. In addition, the indemnification agreements provide that, to the fullest extent permitted by law, we will advance all expenses incurred by such director, officer, employee or other agent in connection with any such action or proceeding.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000 or, if less, 1% of the average of our total assets at year-end for the prior two completed fiscal years. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or another independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•
the risks, costs and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. All of the transactions described in this section occurred prior to the adoption of this policy.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Talis Biomedical Corporation, Attn: Gillian Green, Corporate Secretary at 1100 Island Drive, Redwood City, California 94065 or contact Emily Faucette, Senior Vice President, Communications and IR at 855-956-3594. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Gillian Green

Gillian Green

Secretary

April 28, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Talis Biomedical Corporation, 1100 Island Drive, Redwood City, California 94065.

APPENDIX A

PROPOSED AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF TALIS BIOMEDICAL CORPORATION

REVERSE STOCK SPLIT

The amendment would provide that the following language will be added to Article IV, Section A of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE IV

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 370,000,000 shares. 200,000,000 shares shall be Common Stock, each having a par value of $0.0001. 170,000,000 shares shall be Preferred Stock, each having a par value of $0.0001. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [ ] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Stock Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interests.

portant Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D81552-P72820 TALIS BIOMEDICAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2022 ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2022 The stockholder(s) hereby appoint(s) Robert J. Kelley and J. Roger Moody, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and/or Series 1 Convertible Preferred Stock of Talis Biomedical Corporation that the stockholder(s) is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2022 Annual Meeting of Stockholders (the “Meeting”) to be held at 7:30 a.m., Pacific Time on Friday, June 10, 2022, through a live webcast at www.virtualshareholdermeeting.com/TLIS2022 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH

TALIS

TALIS BIOMEDICAL CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13085-P91148

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TALIS BIOMEDICAL CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Kimberly J. Popovits	☐	☐
1b. Randal Scott, Ph.D.	☐	☐
1c. Robert Kelley	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V13086-P91148

TALIS BIOMEDICAL CORPORATION

2023 ANNUAL MEETING OF STOCKHOLDERS
JUNE 9, 2023

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS BALLOT AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

OSED REPLY ENVELOPE Continued and to be signed on reverse